Exhibit 3.3

ARTICLES OF ORGANIZATION

DOMESTIC LIMITED LIABILITY COMPANY

Mohegan Tribe office of Commercial Records Division

5 Crow Hill Road Uncasville, CT 06382

Space for Office Use only

1. NAME OF LIMITED LIABILITY COMPANY: Mohegan Basketball Club LLC

  2.     NATURE OF BUSINESS TO BE TRANSACTED OR THE PURPOSE TO BE PROMOTED OR CARRIED OUT:

          To engage in any lawful act or activity for which limited liability company may be formed, including but not limited to the operation of a professional basketball team

3. PRINCIPAL OFFICE ADDRESS: (Provide complete address.) 1 Mohegan Sun Boulevard Uncasville, CT 06382

4. APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS:

Name of Agent: Mohegan Tribal Gaming Authority		Business address: (P.O. Box is not acceptable) 1 Mohegan Sun Boulevard Uncasville, CT 06382

Residence Address: (P.O. Box is not acceptable) 1 Mohegan Sun Boulevard Uncasville, CT 06382

Acceptance of Appointment /S/ MARK F. BROWN Signature of Agent

5. MANAGEMENT: (Place a check mark next to the following statement only if it applies) X The Management of the limited liability company shall be vested in one or more managers.

6. MANAGER(S) OR MEMBER INFORMATION

Name: Mohegan Tribal Gaming Authority	Title: Sole Member	Residence Address	Business Address

		1 Mohegan Sun Boulevard	1 Mohegan Sun Boulevard
		Uncasville, CT 06382	Uncasville, CT 06382

7. EXECUTION
Dated this 27th day of January 2003

RAYMOND PINEAULT		/s/ RAYMOND PINEAULT

Print or type name of organizer		Signature

Reference an 8X11 attachment if additional space is required